UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2007

INVITROGEN CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-25317	33-0373077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Faraday Avenue, Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

(760) 603-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

2007 Equity Grant to Chief Executive Officer.

On February 28, 2007, the Board of Directors approved a grant of 400,000 performance shares to the Chief Executive Officer. The performance share grant, which is effective March 1, 2007, will vest on February 28, 2010, only if (a) the price of our common stock meets certain targets in the interim and (b) the CEO remains employed by the Company on that date; provided that if the CEO’s employment is terminated due to his death, disability or a not-for-cause termination by the Company, any tranche of performance shares associated with a target that has been achieved will vest upon the termination. None of the performance shares will vest unless the arithmetic mean of the closing prices of our common stock over a continuous twenty trading day period meets or exceeds $80.00 per share, and then only five percent of the performance shares will vest. The remaining performance shares would be earned, based on achieving targeted closing prices for our common stock between $80.00 and $105.00 per share, and would vest on February 28, 2010. For each target closing price between $80.00 and $105.00 per share, no performance shares will vest unless the arithmetic mean of the closing prices of our common stock over a continuous twenty-day period meets or exceeds the applicable target closing price per share. Larger portions of the performance share grant would vest upon the achievement of higher targeted closing prices. It is the intent of the Board of Directors that this be the only equity grant made to the Chief Executive Officer for the years 2007 through 2009. Although the performance targets for vesting of the performance shares represent a significant increase from the Company’s current stock price, and there are no assurances that such performance targets will be achieved, the Board of Directors and the Committee believes that this grant and the related performance targets further align the interests of the Chief Executive Officer and the stockholders over the long-term, and will encourage behaviors in the Chief Executive Officer that will provide increases in stockholder value. The Board of Directors and Committee believe that other elements of the CEO’s compensation are aligned toward near-term goals.

2007 Incentive Compensation Plan.

On February 27, 2007 the Compensation and Organizational Development Committee of the Board approved the Company’s 2007 Incentive Compensation Plan (the “2007 ICP”). The 2007 ICP provides for an annual cash bonus based on the Company’s achievement of financial goals, and on the achievement of results relative to individual objectives.

The 2007 ICP will be funded based on the Company’s pro forma operating income. The Company must achieve 95% of its pro forma operating income target before bonuses are earned under the plan. However, the Company has the discretion to maintain a small non-incentive bonus reserve for exceptional employee recognition, reward and retention. Once the Company meets the 95% threshold for pro forma operating income, the Company will fund an incentive bonus pool, and will assign each eligible employee a preliminary bonus amount.

Each employee’s preliminary bonus amount under the 2007 ICP is subject to an individual multiplier based on achievement of individual goals and objectives. Under the 2007 ICP, an employee may earn from 0% to 200% of such employee’s target bonus amount, depending on his/her performance as measured against the objectives set forth for such individual at the beginning of the year to which the 2007 ICP applies, or during the annual performance review process. The target bonus amounts are expressed as a percentage of an executive’s base salary. For example, target bonus amounts for 2007 were 150% for the CEO and 60% for non-executive officers. The total award to any one individual is capped at 200% of the individual’s target bonus amount.

Non-Employee Director Compensation.

On February 28, 2007, the Board approved an amendment to its non-employee director compensation program. Under the amended program, each non-employee director shall be entitled to receive $250,000 in fixed annual compensation, payable 30% in cash and 70% in equity.

The cash portion of the compensation is paid in advance, at the beginning of each calendar quarter. Under the amended program, the presiding director and the chair of each Board committee is entitled to an additional $10,000 per annum in cash compensation. The amount of cash payments under the amended plan is determined for the subsequent four quarters at the first Board meeting following the annual meeting. The cash payment is prorated for any non-employee director who joins the board during a quarter.

The equity portion of the compensation is paid in restricted stock units, which are granted at the first Board meeting following the annual meeting. The restricted stock units are subject to full vesting at the earlier of the first anniversary of the grant date or the date of the next annual meeting. The restricted stock units will be subject to a three-year minimum holding period while the individual is a member of the Board. The non-employee director can elect to have them issued at a specified time after the three years, or, if no election is made, the restricted stock units will be issued at termination of Board service. The restricted stock units will be taxed when issued. The number of restricted stock units will be prorated for any new non-employee director joining the Company during the year.

The amendment further changed the stock ownership guidelines for non-employee directors, such that each non-employee director is required to own 10,000 shares. Each current non-employee director must comply within three years; each new director will have five years to become compliant.

Form of Change-In-Control Agreements for Executive Officers.

On February 27, 2007 the Compensation and Organizational Development Committee approved two Form of Change-In-Control Agreements for the Company’s executive officers, one form to be used for executive officers hired on or before February 28, 2007, and one form to be used for executive officers hired after February 28, 2007. The changes in each form of agreement are designed to comply with new regulations under Internal Revenue Code 409A. The sole difference between the forms is that the latter contains a non-disparagement and non-solicitation provision that is omitted from the former.

The Form Change-In-Control Agreements set out certain benefits to the Company’s executive officers in the event of a change in control. Upon a change in control, the Company must keep the executive in its employ, and the executive must remain in the employ of the Company, for 24 months following the effective date of the change in control. During the 24 month period, the executive’s position, authority, duties and responsibilities cannot be substantially diminished, the place of work must remain within 50 miles of the place where the executive was employed prior to the change in control. In addition, during this period the executive’s base salary cannot be less than the highest annualized base salary received by the executive in the three years immediately prior to the change in control, and the executive is entitled to a cash bonus no less than the higher of the (a) average annualized bonus paid under any incentive compensation plan for the three fiscal years prior to the change in control; and (b) the amount the executive would have been paid but for such executive’s participation in the Company’s deferred compensation arrangement, had the executive’s participation in such arrangement remained in effect following the change in control. The executive also remains eligible for incentive savings and retirement plans, welfare benefit plans generally available to peer executives, and is entitled to reimbursement of business expenses, to obtain fringe benefits, to office and support staff and to vacation time all in accordance with the most favored practices and policies of the Company available to the executive in the 90 days prior to the change in control.

Should the executive’s employment with the Company terminate during the 24 month period, the Company has the following obligations: (a) upon termination by reason of death, to pay all salary, bonuses and other compensation (whether or not deferred), that have not been paid as of the date of termination; (b) upon termination by reason of disability, to pay all salary, bonuses and other compensation (whether or not deferred), that have not been paid as of the date of termination; (c) upon termination for cause, to pay all salary through the termination date plus any deferred compensation; (d) if executive terminates the employment (other than for good reason), to pay all salary, bonuses and other compensation (whether or not deferred), that have not been paid as of the date of termination; and (e) if the Company terminates the employment other than for cause or disability, or the executive terminates the employment for good reason, to (1) pay the aggregate sum of (i) all accrued obligations; (ii) two times the sum of the executive’s annual base salary and the higher of either (A) the average annualized bonus paid (or payable but for a deferral) for the three years immediately preceding the change in control, or (B) the targeted annual bonus payable to the executive under the Company’s incentive compensation plan for the fiscal year the change in control occurs (assuming 100% achievement of Company and executive performance factors); (iii) any guaranteed or targeted long-term incentive bonus that would have been payable within two years of termination; and (iv) an amount equal to the portion of the Company’s contribution to the executive’s 401(k) savings or similar account which has not vested as of the termination date; (2) pay up to $25,000 for executive outplacement services; (3) for the remainder of the 24 months, continue benefits for executive and family as if the employment had not been terminated; (4) vest all outstanding options, warrants, restricted stock grants and other equity awards, and grant the executive 12 months from date of termination to exercise such equity awards; (5) cause the acquiring entity, if any, to assume the Company’s obligations under any equity awards plan, or substitute outstanding equity awards for equity grants in the acquiring entity; and (6) if executive relocated, at the company’s request, in the calendar year of the termination, or the immediately preceding calendar year, pay the cost of relocating the executive to any place, so long as the costs therefor do not exceed the original relocation costs.

The Form of Change-In-Control Agreements for executive officers are attached as Exhibit 99.1 (for executives hired on or before February 28, 2007) and Exhibit 99.2 (for executives hired after February 28, 2007) to this Current Report on Form 8-K and are hereby incorporated by this reference.

Form of Change-In-Control Agreement for Chief Executive Officer.

On February 28, 2007 the Board of Directors approved a form of Amended and Restated Change-In-Control Agreement for the Company’s Chief Executive Officer. The changes in the form of agreement are designed to comply with new regulations under Internal Revenue Code 409A.

The form of Amended and Restated Change-In-Control Agreement sets out certain benefits to the Company’s Chief Executive Officer in the event of a change in control. Upon a change in control, the Company must keep the executive in its employ, and the executive must remain in the employ of the Company, for 24 months following the effective date of the change in control. During the 24 month period, the executive’s position, authority, duties and responsibilities cannot be substantially diminished, the place of work must remain within 50 miles of the place where the executive was employed prior to the change in control. In addition, during this period the executive’s base salary cannot be less than the highest annualized base salary received by the executive in the three years immediately prior to the change in control, and the executive is entitled to a cash bonus no less than the higher of the (a) average annualized bonus paid under any incentive compensation plan for the three fiscal years prior to the change in control; and (b) the amount the executive would have been paid but for such executive’s participation in the Company’s deferred compensation arrangement, had the executive’s participation in such arrangement remained in effect following the change in control. The executive also remains eligible for incentive savings and retirement plans, welfare benefit plans generally available to peer executives, and is entitled to reimbursement of business expenses, to obtain fringe benefits, to office and support staff and to vacation time all in accordance with the most favored practices and policies of the Company available to the executive in the 90 days prior to the change in control.

Should the executive’s employment with the Company terminate during the 24 month period, the Company has the following obligations: (a) upon termination by reason of death, to pay all salary, bonuses and other compensation (whether or not deferred), that have not been paid as of the date of termination; (b) upon termination by reason of disability, to pay all salary, bonuses and other compensation (whether or not deferred), that have not been paid as of the date of termination; (c) upon termination for cause, to pay all salary through the termination date plus any deferred compensation; (d) if executive terminates the employment (other than for good reason), to pay all salary, bonuses and other compensation (whether or not deferred), that have not been paid as of the date of termination; and (e) if the Company terminates the employment other than for cause or disability, or the executive terminates the employment for good reason, to (1) pay the aggregate sum of (i) all accrued obligations; (ii) two times the sum of the executive’s annual base salary and the higher of either (A) the average annualized bonus paid (or payable but for a deferral) for the three years immediately preceding the change in control, or (B) the targeted annual bonus payable to the executive under the Company’s incentive compensation plan for the fiscal year the change in control occurs (assuming 100% achievement of Company and executive performance factors); (iii) any guaranteed or targeted long-term incentive bonus that would have been payable within two years of termination; and (iv) an amount equal to the portion of the Company’s contribution to the executive’s 401(k) savings or similar account which has not vested as of the termination date; (2) pay up to $25,000 for executive outplacement services; (3) for the remainder of the 24 months, continue benefits for executive and family as if the employment had not been terminated; (4) vest all outstanding options, warrants, restricted stock grants and other equity awards, and grant the executive 12 months from date of termination to exercise such equity awards; (5) cause the acquiring entity, if any, to assume the Company’s obligations under any equity awards plan, or substitute outstanding equity awards for equity grants in the acquiring entity; and (6) if executive relocated, at the company’s request, in the calendar year of the termination, or the immediately preceding calendar year, pay the cost of relocating the executive to any place, so long as the costs therefore do not exceed the original relocation costs.

The Form of Amended and Restated Change-In-Control Agreement for the Chief Executive Officer is attached as Exhibit 99.3 and is hereby incorporated by this reference.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure provided in Item 1.01 above is incorporated herein by this reference.

Appointment of Director.

Effective March 1, 2007 the Board has appointed Dr. Per A. Peterson to serve on the Company’s Board. Dr. Peterson was appointed as a Class I director. There were no arrangements or understandings by which Dr. Peterson was named a director. Dr. Peterson has been appointed to the Science and Technology Committee of the Board. Neither the Company nor any of its subsidiaries were involved in any transactions with Dr. Peterson or his immediate family that are reportable pursuant to Section 404(a) of Regulation S-K.

Dr. Peterson recently retired as Chairman, Research & Development, at Johnson & Johnson, and was a member of the Executive Committee of Johnson & Johnson. Dr. Peterson joined Johnson & Johnson in 1994 as Vice President, Drug Discovery, of the R.W. Johnson Pharmaceutical Research Institute. He was named Group Vice President of the Pharmaceutical Research Institute in April 1998 and its President in November 1998. In 2000 Dr. Peterson was named Chairman, Research & Development, Pharmaceuticals Group. Dr. Peterson became a Member of the Executive Committee in 2001. Born in Kalmar, Sweden, Dr. Peterson received his B.M. in Medicine and his Ph.D. in Medicinal Biochemistry from the University of Uppsala, Sweden.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Form of Change-In-Control Agreement for executive officers employed on or before February 28, 2007.

99.2	Form of Change-In-Control Agreement for executive officers employed after February 28, 2007.

99.3	Form of Amended and Restated Change-In-Control Agreement for the Chief Executive Officer

99.4	Notice of Grant

99.5	Performance Share Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation

Date: March 2, 2007	By:	/s/ John A. Cottingham
John A. Cottingham
Senior Vice President, General Counsel & Secretary